Exhibit 99.2 Q1 2019 Financial Results April 24, 2019

Legal Notices Forward-Looking Statements This presentation and the oral remarks made in connection herewith may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including those relating to our 2019 financial projections, which include net sales, net sales excluding FX, Adjusted EBIT, depreciation and amortization, Adjusted EBITDA, interest expense, tax rate, as adjusted, Adjusted EPS, free cash flow, capital expenditures, diluted shares outstanding, impacts from acquisitions and divestitures, FX impacts, pricing actions and related assumptions. Any forward-looking statements involve risks, uncertainties and assumptions. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “target,” “project,” “forecast,” “seek,” “will,” “may,” “should,” “could,” “would,” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances as of the date hereof. Although we believe that the assumptions and analysis underlying these statements are reasonable as of the date hereof, investors are cautioned not to place undue reliance on these statements. We do not have any obligation to and do not intend to update any forward-looking statements included herein, which speak only as of the date hereof. You should understand that these statements are not guarantees of future performance or results. Actual results could differ materially from those described in any forward-looking statements contained herein or the oral remarks made in connection herewith as a result of a variety of factors, including known and unknown risks and uncertainties, many of which are beyond our control including, but not limited to, the risks and uncertainties described in "Non-GAAP Financial Measures," and "Forward-Looking Statements" as well as "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018. Non-GAAP Financial Measures The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including net sales excluding FX, Adjusted Net Income, Adjusted EPS, EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT, Free Cash Flow, tax rate, as adjusted, and Net Debt. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA, Adjusted EBIT and Adjusted EPS consist of EBITDA, EBIT and Diluted EPS, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not occurred within the last two years or we believe are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of net income attributable to controlling interests after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance unusual or nonrecurring in nature. Our use of the terms net sales excluding FX, Adjusted Net Income, Adjusted EPS, EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT, Free Cash Flow, tax rate, as adjusted, and Net Debt may differ from that of others in our industry. Net sales excluding FX, Adjusted Net Income, Adjusted EPS, EBITDA, Adjusted EBITDA , EBIT, Adjusted EBIT and Free Cash Flow should not be considered as alternatives to net sales, net income, operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Net sales excluding FX, Adjusted Net Income, Adjusted EPS, EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT, Free Cash Flow, tax rate, as adjusted, and Net Debt have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for net sales excluding FX, Adjusted EPS, Adjusted EBITDA, Adjusted EBIT, Free Cash Flow or tax rate, as adjusted, on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project those items and they may have a substantial and unpredictable impact on our GAAP results. Constant Currency Constant currency or ex-FX percentages are calculated by excluding the change in average exchange rates between the current and comparable period by currency denomination exposure of the comparable period amount. Segment Financial Measures Our primary measure of segment operating performance, as determined in accordance with GAAP, is Adjusted EBIT, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. A reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not required. Defined Terms All capitalized terms contained within this presentation have been previously defined in our filings with the United States Securities and Exchange Commission. Rounding Due to rounding the tables presented may not foot. PROPRIETARY 2

Q1 2019 Highlights ▪ Q1 2019 financial results ▪ Net sales of $1.1 billion down 4.5% year over year including 4.8% negative FX impact ▪ Positive price and product mix recapture in Performance Coatings; continued progress in Light Vehicle pricing ▪ Income from operations of $99 million decreased 18% YoY; Adjusted EBIT of $144 million versus $159 million in Q1 2018 ▪ Diluted EPS of $0.18 decreased 36% from Q1 2018; Adjusted EPS of $0.34 decreased 13% versus $0.39 in Q1 2018 ▪ End-market observations ▪ Refinish: Strong price-product mix outcome globally; modest ongoing distributor channel inventory reduction in North America; end-market body shop demand remains stable ▪ Industrial: Strong price-mix globally; moderate volume pressure primarily from EMEA ▪ Light Vehicle: Stable positive net price contribution; mid-single digit volume pullback reflecting production trends ▪ Commercial Vehicle: Strong Americas truck market continues; modestly lower demand in EMEA ▪ Cash flow highlights ▪ Operating cash flow use of $58 million versus a use of $21 million in Q1 2018 ▪ Free cash flow use of $75 million versus a use of $61 million in Q1 2018 ▪ $66 million deployed for share repurchases at $25.82 weighted average price PROPRIETARY 3

Q1 Consolidated Results Financial Performance Commentary ($ in millions, except Q1 % Change Continued strong price and mix per share data) 2019 2018 Incl. F/X Excl. F/X recapture offset by FX impact and Performance 713 731 (2.4)% 2.4 % moderate volume pressure Transportation 406 441 (7.9)% (3.1)% Net Sales 1,119 1,172 (4.5)% 0.3% ▪ Price momentum remained strong Income from ops 99 120 (17.8)% across Refinish and Industrial; second Adjusted EBIT 144 159 (9.3)% consecutive quarter of price recapture in Diluted EPS 0.18 0.28 (35.7)% Adjusted EPS 0.34 0.39 (12.8)% Light Vehicle ▪ Volume declines in Light Vehicle end- market within Transportation Coatings Net Sales Variance and modest pressure in Performance Coatings, partially offset by ongoing (2.1)% 2.1% (4.8)% 0.3% (4.5)% Commercial Vehicle strength across $1,172 Americas $1,119 ▪ Unfavorable currency impact driven by the Euro, Renminbi and Real Q1 2018 Volume Price FX Acq. Q1 2019 PROPRIETARY 4

Q1 Performance Coatings Results Financial Performance Commentary Q1 % Change Modest net sales growth ex-FX driven by ($ in million) 2019 2018 Incl. F/X Excl. F/X continued price improvement Refinish 406 414 (2.1)% 3.5% ▪ Continued price contribution across both Industrial 308 317 (2.8)% 1.0% end-markets and all regions Net Sales 713 731 (2.4)% 2.4% ▪ Slight benefit from recent Refinish Adjusted EBIT 79 76 3.4 % acquisitions % margin 11.0% 10.4% ▪ Modest volume decline across both end- markets driven by slower economic performance within EMEA and modest Net Sales Variance distributor channel inventory reduction (1.4)% 3.3% (4.8)% 0.5% (2.4)% within North America Refinish ▪ Unfavorable currency impact driven by the Euro, Renminbi, and Real $731 $713 Adjusted EBIT margin up modestly ▪ Margin improvement versus prior year quarter driven by positive price and mix benefits offset partially by ongoing input Q1 2018 Volume Price FX Acq. Q1 2019 cost inflation PROPRIETARY 5

Q1 Transportation Coatings Results Financial Performance Commentary Q1 % Change Net sales decline driven by Light Vehicle ($ in million) 2019 2018 Incl. F/X Excl. F/X volume, partially offset by Commercial Light Vehicle 316 353 (10.6)% (5.4)% Vehicle growth Commercial Vehicle 90 88 2.6% 6.6% ▪ Light Vehicle volume pressure from most Net Sales 406 441 (7.9)% (3.1)% regions driven by lower production; strong Commercial Vehicle growth in the Adjusted EBIT 34 45 (24.0)% Americas continued % margin 8.4% 10.2% ▪ Unfavorable currency impact driven by the Euro, Renminbi, and Real Net Sales Variance ▪ Continued traction in Light Vehicle (3.3)% 0.2% (4.8)% 0.0% (7.9)% pricing, expecting progress in 2019 $441 Lower Adjusted EBIT margin $406 ▪ Margin impact from raw material inflation and volume pressure; productivity and pricing a partial favorable offset Q1 2018 Volume Price FX Acq. Q1 2019 PROPRIETARY 6

Debt and Liquidity Summary Capitalization Comments ($ in millions) Interest @ 3/31/2019 Maturity ▪ Net leverage slightly higher versus 2018 year end due to: Cash and Cash Equivalents $ 501 ▪ Lower cash position including seasonal Debt: working capital build and share Revolver ($400 million capacity) Variable - 2021 repurchases First Lien Term Loan (USD) Variable 2,381 2024 ▪ Lower LTM Adjusted EBITDA Total Senior Secured Debt $ 2,381 Senior Unsecured Notes (USD) Fixed 491 2024 ▪ Long term debt interest rates are Senior Unsecured Notes (EUR) (1) Fixed 371 2024 effectively 73% fixed (1) Senior Unsecured Notes (EUR) Fixed 498 2025 ▪ $850 million of term loan debt protected Finance Leases (4) 67 from rising interest rates with 3 month Other Borrowings 44 USD LIBOR capped at 1.50% Total Debt $ 3,852 ▪ $475 million of term loan debt is Total Net Debt (2) $ 3,351 swapped to Euro/Fixed rate of 1.44% LTM Adjusted EBITDA $ 924 Total Net Leverage (3) 3.6x (1) Assumes exchange rate of $1.125 USD/Euro (2) Total Net Debt = Total Debt minus Cash and Cash Equivalents (3) Total Net Leverage = Total Net Debt / LTM Adjusted EBITDA (4) Includes impacts of new leasing standard resulting in net increase of $10 million PROPRIETARY 7

Full Year 2019 Guidance

AXALTA

($ millions, except per share data)	Jan. Guide	2019E
Net Sales	~1-2%	~0-1%
Net Sales, ex FX	~2-3%	~1-2%
Adjusted EBIT	$560-610	$675-725
Adjusted EPS	$1.30-1.50	$1.68-1.88
D&A	~$375	~$375
Adjusted EBITDA	$950-1,000	$950-1,000
Interest Expense	~$165	~$165
Tax Rate, As Adjusted	20-22%	20-22%
Diluted Shares (millions)	~239	~238
Capex	~$160	~$160
Free Cash Flow	$430-470	$430-470

Comments

- Net sales growth largely in Performance Coatings; price-mix progress expected from both segments
- Net sales includes anticipated 2Q 2019 sale of joint venture in China within Industrial end-market, which won't materially impact Adjusted EBIT guidance
- FX headwind of ~1-2%
- Adjusted EBIT and Adjusted EPS guidance exclude ~$115 million of pre-tax (~$90 million after-tax) incremental step-up depreciation and amortization associated with the February 2013 acquisition of DuPont Performance Coatings by Axalta
- Accelerated depreciation of ~$25 million in 2019 from plant closure
- No incremental share repurchases beyond 1Q included in full year 2019 diluted share guidance

PROPRIETARY 8 AXALTA COATING SYSTEMS

Appendix

Full Year 2019 Assumptions Macroeconomic Assumptions Currency Assumptions ▪ Global GDP growth of 2018 2019 USD % Impact approximately ~2.8% Currency % Axalta 2018 Average Average of FX Rate Net Sales Rate Rate Change ▪ Global industrial production Assumption growth of approximately US$ per Euro ~27% 1.18 1.15 (2.5%) ~2.1% ▪ Global auto build growth of Chinese Yuan per US$ ~11% 6.62 6.72 (1.5%) approximately ~(0.9%) Brazilian Real per ▪ Constrained supply and tariffs US$ ~3% 3.65 3.78 (3.4%) for a few key raw materials have continued impacting our US$ per British ~2% 1.34 1.34 0.2% pricing Pound ▪ Truck capacity improvement Mexican Peso per US$ ~2% 19.23 19.44 (1.1%) in the U.S., while shortages in Europe will continue; global Indian Rupee per economic pressures will US$ ~1% 68.41 70.87 (3.5%) further impact cost inflation Turkish Lira per ~1% 4.84 5.64 (14.2%) US$ Other ~53% N/A N/A 0.0% PROPRIETARY 10

Adjusted EBIT Reconciliation

	($ in millions)		Q1 2019		Q1 2018
	Income from operations	$	99	$	120
	Other income, net		(1)		(2)
	Total	$	100	$	122
A	Termination benefits and other employee related costs		1		(1)
B	Offering and transactional costs		1		—
C	Accelerated depreciation		6		—
D	Loss on assets held for sale		5		—
E	Change in fair value of equity investments		—		—
F	Step-up depreciation and amortization		31		38
	Adjusted EBIT	$	144	$	159
	Segment Adjusted EBIT:				
	Performance Coatings	$	79	$	76
	Transportation Coatings		34		45
	Total	$	113	$	121
F	Step-up depreciation and amortization		31		38
	Adjusted EBIT	$	144	$	159

A. Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

B. Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

C. Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments, which we do not consider indicative of our ongoing operating performance.

D. Represents the loss recognized on the anticipated sale of our interest in a joint venture business determined to be held for sale, which is not considered indicative of our ongoing operating performance.

E. Represents mark to market impacts of our equity investments, which we do not consider to be indicative of our ongoing operating performance.

F. Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

PROPRIETARY 11 AXALTA COATING SYSTEMS

Adjusted Net Income Reconciliation (in millions, except per share data) Q1 2019 Q1 2018 Net Income $ 44 $ 71 Less: Net income attributable to noncontrolling interests 1 1 Net income attributable to controlling interests 43 70 A Termination benefits and other employee related costs 1 (1) B Offering and transactional costs 1 — C Step-up depreciation and amortization 31 38 D Accelerated depreciation 6 — E Loss on assets held for sale 5 — F Change in fair value of equity investments — — Total adjustments $ 44 $ 36 G Income tax provision impacts 6 10 Adjusted net income $ 81 $ 96 Adjusted earnings per share $ 0.34 $ 0.39 Diluted weighted average shares outstanding 237 246 PROPRIETARY 12

Adjusted Net Income Reconciliation (cont’d) A. Represents expenses and associated changes to estimates primarily related to employee termination benefits and other employee-related costs. Employee termination benefits are associated with our Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance. B. Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance. C. Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance. D. Represents the incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments, which we do not consider indicative of our ongoing operating performance. E. Represents the loss recognized on the anticipated sale of our interest in a joint venture business determined to be held for sale, which is not considered indicative of our ongoing operating performance. F. Represents mark to market impacts of our equity investments, which we do not consider to be indicative of our ongoing operating performance. G. The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. PROPRIETARY 13

Free Cash Flow Reconciliation ($ in millions) Q1 2019 Q1 2018 Cash used for operating activities $ (58) $ (21) Purchase of property, plant and equipment (21) (40) Interest proceeds on swaps designated as net investment hedges 4 — Free cash flow $ (75) $ (61) PROPRIETARY 14

Adjusted EBITDA Reconciliation LTM ($ in millions) 3/31/2019 Q1 2019 Q1 2018 FY 2018 Net income $ 186 $ 44 $ 71 $ 213 Interest expense, net 162 41 39 160 Provision for income taxes 57 14 12 54 Depreciation and amortization 369 92 92 369 EBITDA $ 774 $ 191 $ 214 $ 796 A Debt extinguishment and refinancing related costs 10 — — 10 B Foreign exchange remeasurement losses 11 2 — 9 C Long-term employee benefit plan adjustments (1) — (1) (2) D Termination benefits and other employee related costs 83 1 (1) 82 E Offering and transactional costs 2 1 — 1 F Stock-based compensation 36 7 8 37 G Other adjustments 5 — — 5 H Dividends in respect of noncontrolling interest (1) (1) (1) (1) I Loss on assets held for sale 5 5 — — Total Adjustments $ 150 $ 15 $ 6 $ 141 Adjusted EBITDA $ 924 $ 207 $ 220 $ 937 PROPRIETARY 15

Adjusted EBITDA Reconciliation (cont’d) A. During FY 2018 we refinanced our indebtedness, resulting in losses of $10 million. We do not consider these items to be indicative of our ongoing operating performance. B. Eliminates foreign exchange gains and losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of impacts of our foreign currency instruments used to hedge our balance sheet exposures. C. Eliminates the non-cash, non-service cost components of long-term employee benefit costs. D. Represents expenses and associated changes to estimates primarily related to employee termination benefits and other employee-related costs. Employee termination benefits are associated with our Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance. E. Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance. F. Represents non-cash costs associated with stock-based compensation. G. Represents certain non-operational or non-cash gains and losses unrelated to our core business and which we do not consider indicative of ongoing operations, including pre-tax indemnity losses offsetting the tax benefits on cash refunds received in connection with the acquisition by Axalta of the DuPont Performance Coatings business, gains and losses from the sale and disposal of property, plant and equipment, gains and losses from the remaining foreign currency derivative instruments and from non-cash fair value inventory adjustments associated with our business combinations. H. Represents the payment of dividends to our joint venture partners by our consolidated entities that are not 100% owned, which are reflected to show the cash operating performance of these entities on Axalta’s financial statements. I. Represents the loss recognized on the anticipated sale of our interest in a joint venture business determined to be held for sale, which is not considered indicative of our ongoing operating performance. PROPRIETARY 16

Thank you Investor Relations Contact: Chris Mecray Christopher.Mecray@axalta.com 215-255-7970